EXHIBIT 99.1

Vanguard Reports Second Quarter Results

NASHVILLE, Tenn. – February 8, 2006 -- Vanguard Health Systems, Inc. (“Vanguard”) today announced results for the second quarter ended December 31, 2005.

Total revenues for the quarter ended December 31, 2005 were $641.7 million, an increase of $141.9 million or 28.4% from the prior year quarter.  Patient service revenues and health plan premium revenues increased $136.2 million and $5.7 million, respectively, from the prior year quarter.  $120.8 million of the quarter over quarter increase in total revenues was attributable to Vanguard’s acquisition of three acute care hospitals and related businesses in Massachusetts on December 31, 2004.

For the quarter ended December 31, 2005, Vanguard reported income before income taxes of $5.8 million compared to income before income taxes of $7.1 million during the prior year quarter.  The decrease was primarily attributable to the additional interest costs associated with the $175.0 million of incremental debt incurred for working capital and capital expenditure purposes during September 2005.  Net income was $3.6 million for the quarter ended December 31, 2005 compared to $4.6 million for the prior year quarter.

Adjusted EBITDA was $60.8 million for the quarter ended December 31, 2005, an increase of $6.6 million or 12.2% from the prior year quarter.  A reconciliation of Adjusted EBITDA to net income as determined in accordance with generally accepted accounting principles for the quarters ended December 31, 2004 and 2005 is included in the attached supplemental financial information.

The consolidated operating results for the quarter ended December 31, 2005 reflect a 16.0% increase in discharges and a 24.6% increase in hospital adjusted discharges compared to the prior year quarter.  These volume improvements are primarily attributable to Vanguard’s acquisition of the Massachusetts hospitals on December 31, 2004.  On a same hospital basis, quarter over quarter discharges and hospital adjusted discharges decreased by 4.6% and 2.8%, respectively.  Similar to others in the hospital industry, Vanguard experienced a softening in demand for its inpatient services and, to a lesser degree, certain outpatient services during the current year quarter.  On a same hospital basis, quarter over quarter emergency room visits increased by 3.9%.  Quarter over quarter same hospital outpatient surgeries decreased by 6.0% primarily due to Vanguard’s sale of a majority of its partnership interests in an outpatient surgery center in San Antonio to an independent third party.

Total revenues for the six months ended December 31, 2005 were $1,289.4 million, an increase of $295.9 million or 29.8% from the prior year period.  Patient service revenues and health plan premium revenues increased $283.5 million and $12.4 million, respectively, from the prior year period.  $237.2 million of the period over period increase was attributable to Vanguard’s acquisition of three acute care hospitals in Massachusetts on December 31, 2004.

For the six months ended December 31, 2005, Vanguard reported income before income taxes of $18.6 million compared to a loss before income taxes of $153.9 million during the prior year period.  The prior year loss before income taxes resulted from costs directly attributable to the Blackstone transaction including stock compensation of $96.7 million, debt extinguishment costs of $62.2 million and merger expenses of $23.1 million.  Net income for the six months ended December 31, 2005 was $10.9 million compared to a net loss of $105.5 million during the prior year period.  Vanguard’s prior year net loss resulted from the after tax effect of the Blackstone-related costs.

Adjusted EBITDA was $126.3 million for the six months ended December 31, 2005, an increase of $20.1 million or 18.9% from the prior year period.  A reconciliation of Adjusted EBITDA to net income (loss) as determined in accordance with generally accepted accounting principles for the six-month periods ended December 31, 2004 and 2005 is included in the attached supplemental financial information.

The consolidated operating results for the six months ended December 31, 2005 reflect an 18.1% increase in discharges and a 28.3% increase in hospital adjusted discharges compared to the prior year period.  These volume improvements are primarily attributable to Vanguard’s acquisition of the Massachusetts hospitals on December 31, 2004.  On a same hospital basis, discharges decreased by 2.8% while hospital adjusted discharges increased by 0.2% during the six months ended December 31, 2005 compared to the prior year period.  On a same hospital basis, period over period emergency room visits increased by 3.6%.  Same hospital outpatient surgeries decreased by 3.0% during the six months ended December 31, 2005 compared to the prior year period primarily due to Vanguard’s sale of a majority of its partnership interests in an outpatient surgery center in San Antonio to an independent third party.

Cash flows from operating activities were $45.4 million for the six months ended December 31, 2005, a decrease of $48.9 million from the prior year period.  The decrease was primarily due to a $60.1 million period over period increase in payments of liabilities including a decrease in accounts payable days from 56 days to 52 days, expedited medical claims payments at Vanguard’s health plans during the current year period and a $24.3 million period over period increase in interest payments.  Cash used in investing activities decreased to $108.4 million during the six months ended December 31, 2005 from $180.0 million during the prior year period.  During the prior year period, Vanguard paid $50.8 million for Blackstone-related acquisition costs and $87.4 million to acquire the Massachusetts hospitals.  Capital expenditures increased by $41.3 million or 57.0% during the current year period primarily as a result of a $42.8 million period over period increase in expenditures related to the significant expansion projects underway at certain of Vanguard’s San Antonio and Phoenix facilities.  Cash flows from financing activities during the six months ended December 31, 2004 were significantly affected by the equity and debt transactions associated with the Blackstone transaction.

“Like others in our industry, we face the challenges associated with cyclical downturns in demand for hospital services,” commented Charles N. Martin, Jr., Chairman and Chief Executive Officer.  “While same hospital patient volumes softened during our second fiscal quarter, we had considerable success in our pricing strategies and were also able to reduce certain costs to lessen the impact of the volume declines.  We expect that our continuing facility and service expansion, quality of care and physician initiatives will position us to capture additional business as demand recovers in the high growth communities we serve.”

Vanguard will host a conference call for investors at 11:00 am EST on February 9, 2006.  All interested investors are invited to access a live audio broadcast of the call, via webcast.  The live webcast can be accessed on the home page of Vanguard’s Web site at www.vanguardhealth.com by clicking on Second Quarter Webcast or at http://visualwebcaster.com/event.asp?id=31977.  If you are unable to participate during the live webcast, the call will be available on a replay basis on Vanguard’s Web site www.vanguardhealth.com.  To access the replay, click on Second Quarter Webcast on Vanguard’s home page or later on the Latest News link on the Investor Relations page of www.vanguardhealth.com.

Vanguard owns and operates 19 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; Orange County, California; San Antonio, Texas and Massachusetts.  The Company’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets.  Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets.  Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment.  These strategies improve quality and network coverage in a cost effective and accessible manner for the communities we serve.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby.  These forward-looking statements include all statements that are not historical statements of fact and those statements regarding Vanguard’s intent, belief or expectations.  Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause Vanguard’s actual outcomes, results, performance or achievements to be materially different from those projected.   These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to successfully implement its business strategies; Vanguard’s ability to successfully integrate its recent and any future acquisitions; the highly competitive nature of the healthcare business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the healthcare industry; the possible enactment of Federal or state healthcare reform; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; changes in accounting practices; changes in general economic conditions; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; the impact of changes to Vanguard’s charity care and self-pay discounting policies; the ability to enter into managed care provider and other payer arrangements on acceptable terms; the efforts of insurers, managed care payers, employers and others to contain healthcare costs;  the availability and terms of capital to fund the expansion of Vanguard’s business; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition.  Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Operations (Unaudited)
(In millions)

	Three months ended December 31,

	2004		2005

Patient service revenues	$416.1	83.3%	$552.3	86.1%
Premium revenues	83.7	16.7	89.4	13.9

Total revenues	499.8	100.0	641.7	100.0

Costs and Expenses:
Salaries and benefits	200.4	40.1	276.5	43.1
Supplies	80.6	16.1	102.8	16.0
Medical claims expense	56.6	11.3	63.0	9.8
Provision for doubtful accounts	35.5	7.1	39.3	6.1
Other operating expenses	72.7	14.6	99.5	15.5
Depreciation and amortization	20.8	4.2	24.5	3.8
Interest, net	25.0	5.0	28.2	4.4
Debt extinguishment costs	–	0.0	0.1	0.1
Other	1.1	0.2	2.0	0.3

Total costs and expenses	492.7	98.6	635.9	99.1

Income before income taxes	7.1	1.4	5.8	0.9
Income tax expense	2.5	0.5	2.2	0.3

Net income	$4.6	0.9%	$3.6	0.6%

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Operations (Unaudited)
(In millions)

	Six months ended December 31,

	2004
	(combined basis)		2005

Patient service revenues	$830.4	83.6%	$1,113.9	86.4%
Premium revenues	163.1	16.4	175.5	13.6

Total revenues	993.5	100.0	1,289.4	100.0

Costs and Expenses:
Salaries and benefits	493.0	49.6	546.1	42.4
Supplies	160.0	16.1	207.4	16.1
Medical claims expense	116.9	11.8	122.4	9.5
Provision for doubtful accounts	70.0	7.1	89.4	6.9
Other operating expenses	144.3	14.5	198.4	15.4
Depreciation and amortization	39.9	4.0	49.0	3.8
Interest, net	36.9	3.7	54.6	4.2
Debt extinguishment costs	62.2	6.3	0.1	0.1
Merger expenses	23.1	2.3	–	0.0
Other	1.1	0.1	3.4	0.2

Total costs and expenses	1,147.4	115.5	1,270.8	98.6

Income (loss) before income taxes	(153.9)	(15.5)	18.6	1.4
Income tax expense (benefit)	(48.4)	(4.9)	7.7	0.6

Net income (loss)	(105.5)	(10.6)	10.9	0.8
Preferred dividends	(1.0)	(0.1)	–	0.0

Net income (loss) attributable to common stockholders	$(106.5)	(10.7)%	$10.9	0.8%

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Operations
(In millions)

	Predecessor	(Unaudited) September 23, 2004 through December 31, 2004	(Unaudited) Six months ended December 31, 2004 (combined basis)

	July 1, 2004 through September 22, 2004

Patient service revenues	$377.3	$453.1	$830.4
Premium revenues	72.3	90.8	163.1

Total revenues	449.6	543.9	993.5

Costs and expenses:
Salaries and benefits	275.4	217.6	493.0
Supplies	72.3	87.7	160.0
Medical claims expense	55.0	61.9	116.9
Provision for doubtful accounts	31.5	38.5	70.0
Other operating expenses	65.0	79.3	144.3
Depreciation and amortization	17.4	22.5	39.9
Interest, net	9.8	27.1	36.9
Debt extinguishment costs	62.2	–	62.2
Merger expenses	23.1	–	23.1
Other	(0.1)	1.2	1.1

Total costs and expenses	611.6	535.8	1,147.4

Income (loss) before income taxes	(162.0)	8.1	(153.9)
Income tax expense (benefit)	(51.3)	2.9	(48.4)

Net income (loss)	(110.7)	5.2	(105.5)
Preferred stock dividends	(1.0)	–	(1.0)

Net income (loss) attributable to common stockholders	$(111.7)	$5.2	$(106.5)

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(In millions)

	Three months ended December 31,		Six months ended December 31,

	2004	2005	2004 (combined basis)	2005

Net income (loss)	$4.6	$3.6	$(105.5)	$10.9
Interest, net	25.0	28.2	36.9	54.6
Income tax expense (benefit)	2.5	2.2	(48.4)	7.7
Depreciation and amortization	20.8	24.5	39.9	49.0
Minority interests	(0.3)	0.9	(0.8)	1.6
Loss (gain) on sale of assets	0.2	(0.1)	0.8	–
Equity method income	(0.1)	(0.2)	(0.3)	(0.8)
Stock compensation	0.2	0.3	96.9	0.6
Debt extinguishment costs	–	0.1	62.2	0.1
Merger expenses	–	–	23.1	–
Monitoring fees	1.3	1.3	1.4	2.6

Adjusted EBITDA (a)	$54.2	$60.8	$106.2	$126.3

(a)

Adjusted EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, gain or loss on the sale of assets, equity method income or loss, stock compensation, debt extinguishment costs, merger expenses and monitoring fees.  Adjusted EBITDA is not intended as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States.  Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Balance Sheets
(In millions)

		(Unaudited)
	June 30, 2005	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$79.2	$162.5
Accounts receivable, net of allowance for uncollectible accounts of approximately $90.1 and $103.3 at June 30, 2005 and December 31, 2005, respectively	286.0	282.0
Inventories	43.5	45.1
Prepaid expenses and other current assets	36.1	51.6

Total current assets	444.8	541.2

Property, plant and equipment, net	1,072.8	1,114.7
Goodwill	813.1	820.0
Intangible assets, net	74.3	71.3
Investments in unconsolidated subsidiaries	9.0	9.3
Other assets	57.7	38.1

Total assets	$2,471.7	$2,594.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$145.5	$140.5
Accrued salaries and benefits	86.4	72.3
Accrued health claims	51.2	31.3
Accrued interest	14.5	13.6
Other accrued expenses and current liabilities	61.9	44.7
Current maturities of long-term debt	7.6	8.6

Total current liabilities	367.1	311.0
Minority interests in equity of consolidated entities	10.4	9.9
Other liabilities	68.9	83.2
Long-term debt, less current maturities	1,349.5	1,504.2
Commitments and contingencies

Stockholders’ equity:
Common Stock	–	–
Additional paid-in capital	643.2	642.8
Retained earnings	32.6	43.5

Total liabilities and stockholders’ equity	$2,471.7	$2,594.6

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six months ended December 31,

	2004 (combined basis)	2005

Operating activities:
Net income (loss)	$(105.5)	$10.9
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	39.9	49.0
Provision for doubtful accounts	70.0	89.4
Deferred income taxes	(48.4)	6.4
Amortization of loan costs	1.4	2.0
Accretion of principal on senior discount notes	3.8	7.6
Loss on sale of assets	0.8	–
Stock compensation	96.9	0.6
Debt extinguishment costs	62.2	0.1
Merger expenses	23.1	–
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(83.6)	(85.9)
Inventories	(1.3)	(1.7)
Prepaid expenses and other current assets	4.5	(3.4)
Accounts payable	20.1	(2.4)
Accrued expenses and other liabilities	10.4	(27.2)

Net cash provided by operating activities	94.3	45.4

Investing activities:
Acquisitions	(138.2)	(0.4)
Capital expenditures	(72.4)	(113.7)
Purchases of short-term investments	(40.0)	(68.4)
Sales of short-term investments	70.0	68.4
Proceeds from asset dispositions	0.7	4.9
Other	(0.1)	0.8

Net cash used in investing activities	(180.0)	(108.4)

Financing activities:
Proceeds from long-term debt	1,234.7	175.0
Payments of long-term debt and capital leases	(685.9)	(27.0)
Payments of loan costs and debt termination fees	(42.7)	(0.6)
Proceeds from issuance of common stock	494.9	–
Payments to retire stock and stock options	(964.9)	–
Payments to repurchase equity incentive units	–	(1.1)
Proceeds from joint venture partner contributions	8.0	–
Exercise of stock options	0.1	–

Net cash provided by financing activities	44.2	146.3

Net increase (decrease) in cash and cash equivalents	(41.5)	83.3
Cash and cash equivalents, beginning of period	50.1	79.2

Cash and cash equivalents, end of period	$8.6	$162.5

Net cash paid for interest	$26.2	$50.5

Net cash paid for income taxes	$–	$0.8

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Cash Flows
(In millions)

	Predecessor	(Unaudited) September 23, 2004 through December 31, 2004	(Unaudited) Six months ended December 31, 2004 (combined basis)

	July 1, 2004 through September 22, 2004

Operating activities:
Net income (loss)	$(110.7)	$5.2	$(105.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17.4	22.5	39.9
Provision for doubtful accounts	31.5	38.5	70.0
Deferred income taxes	(50.9)	2.5	(48.4)
Amortization of loan costs	0.5	0.9	1.4
Accretion of principal on senior discount notes	–	3.8	3.8
Loss on sale of assets	0.6	0.2	0.8
Stock compensation	96.7	0.2	96.9
Debt extinguishment costs	62.2	–	62.2
Merger expenses	23.1	–	23.1
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(42.1)	(41.5)	(83.6)
Inventories	(0.3)	(1.0)	(1.3)
Prepaid expenses and other current assets	2.4	2.1	4.5
Accounts payable	41.4	(21.3)	20.1
Accrued expenses and other liabilities	7.0	3.4	10.4

Net cash provided by operating activities	78.8	15.5	94.3

Investing activities:
Acquisitions	(50.8)	(87.4)	(138.2)
Capital expenditures	(29.8)	(42.6)	(72.4)
Purchases of short-term investments	–	(40.0)	(40.0)
Sales of short-term investments	30.0	40.0	70.0
Proceeds from asset dispositions	0.5	0.2	0.7
Other	0.1	(0.2)	(0.1)

Net cash used in investing activities	(50.0)	(130.0)	(180.0)

Financing activities:
Proceeds from long-term debt	1,174.7	60.0	1,234.7
Payments of long-term debt and capital leases	(683.9)	(2.0)	(685.9)
Payments of loan costs and debt termination fees	(40.9)	(1.8)	(42.7)
Proceeds from issuance of common stock	494.9	–	494.9
Payments to retire stock and stock options	(964.9)	–	(964.9)
Proceeds from joint venture partner contributions	–	8.0	8.0
Exercise of stock options	0.1	–	0.1

Net cash provided by (used in) financing activities	(20.0)	64.2	44.2

Net increase (decrease) in cash and cash equivalents	8.8	(50.3)	(41.5)
Cash and cash equivalents, beginning of period	50.1	58.9	50.1

Cash and cash equivalents, end of period	$58.9	$8.6	$8.6

Net cash paid for interest	$23.6	$2.6	$26.2

Net cash paid (received) for income taxes	$(0.1)	$0.1	$–

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics (Unaudited)

	Three months ended December 31,

	2004	2005	% Change
Actual:
Number of hospitals at end of period (a)	19	19
Licensed beds at end of period (a)	4,518	4,517
Discharges	38,521	44,687	16.0%
Adjusted discharges-hospitals	56,852	70,853	24.6%
Average length of stay	4.18	4.39	5.0%
Patient days	160,914	196,322	22.0%
Adjusted patient days-hospitals	237,489	311,278	31.1%
Patient revenue per adjusted discharge-hospitals	$6,918	$7,322	5.8%
Outpatient surgeries	15,803	19,623	24.2%
Emergency room visits	129,498	161,507	24.7%

Charity care as a percent of patient
service revenues (prior to charity deductions)	2.9%	3.6%

Provision for doubtful accounts as a percent
of patient service revenues	8.5%	7.1%

Net patient revenue payer mix:
Medicare	31.7%	30.4%
Medicaid	6.1%	6.0%
Managed care	45.4%	49.7%
Commercial	5.0%	4.4%
Self pay	11.8%	9.5%

Total	100.0%	100.0%

Same hospital:
Number of hospitals	16	16
Total revenues (in millions)	$499.8	$520.9	4.2%
Discharges	38,521	36,761	(4.6)%
Adjusted discharges-hospitals	56,852	55,288	(2.8)%
Average length of stay	4.18	4.34	3.8%
Patient days	160,914	159,467	(0.9)%
Adjusted patient days-hospitals	237,489	239,836	1.0%
Patient revenue per adjusted discharge-hospitals	$6,918	$7,344	6.2%
Outpatient surgeries	15,803	14,859	(6.0)%
Emergency room visits	129,498	134,559	3.9%

(a)

The number of hospitals and number of licensed beds reflect the Company’s acquisition of the Massachusetts hospitals on December 31, 2004, but none of the other measures presented in this table for the three months ended December 31, 2004 include operations related to the Massachusetts hospitals.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics (Unaudited)

	Six months ended December 31,

	2004 (combined)	2005	% Change
Actual:
Number of hospitals at end of period (a)	19	19
Licensed beds at end of period (a)	4,518	4,517
Discharges	76,507	90,323	18.1%
Adjusted discharges-hospitals	113,420	145,475	28.3%
Average length of stay	4.14	4.35	5.1%
Patient days	316,786	393,161	24.1%
Adjusted patient days-hospitals	469,627	633,230	34.8%
Patient revenue per adjusted discharge-hospitals	$6,883	$7,200	4.6%
Outpatient surgeries	31,792	40,398	27.1%
Emergency room visits	259,041	324,603	25.3%

Charity care as a percent of patient
service revenues (prior to charity deductions)	2.7%	3.3%

Provision for doubtful accounts as a percent
of patient service revenues	8.4%	8.0%

Net patient revenue payer mix:
Medicare	30.6%	29.2%
Medicaid	6.8%	7.1%
Managed care	45.2%	48.5%
Commercial	4.9%	4.6%
Self pay	12.5%	10.6%

Total	100.0%	100.0%

Same hospital:
Number of hospitals	16	16
Total revenues (in millions)	$993.5	$1,052.2	5.9%
Discharges	76,507	74,358	(2.8)%
Adjusted discharges-hospitals	113,420	113,622	0.2%
Average length of stay	4.14	4.29	3.6%
Patient days	316,786	319,104	0.7%
Adjusted patient days-hospitals	469,627	487,603	3.8%
Patient revenue per adjusted discharge-hospitals	$6,883	$7,264	5.5%
Outpatient surgeries	31,792	30,835	(3.0)%
Emergency room visits	259,041	268,337	3.6%

(a)

The number of hospitals and number of licensed beds reflect the Company’s acquisition of the Massachusetts hospitals on December 31, 2004, but none of the other measures presented in this table for the six months ended December 31, 2004 (combined basis) include operations related to the Massachusetts hospitals.

Contact: Vanguard Health Systems, Inc.
                Aaron Broad, Director Investor Relations
                (615) 665-6131